Exhibit 10.1

FOURTH AMENDMENT TO

SUPPLY AND DISTRIBUTION RIGHTS AGREEMENT

THIS FOURTH AMENDMENT (the “Fourth Amendment”) is effective as of December 19, 2003, by and between Ethicon, Inc. (“Ethicon”) and Closure Medical Corporation (“Closure Medical” or “Closure”).

BACKGROUND

WHEREAS, Ethicon and Closure Medical have entered into that certain Supply and Distribution Rights Agreement, dated as of March 20, 1996, as amended by the First Amendment, dated as of September 15, 1998; the Second Amendment, dated as of September 30, 1998; and the Third Amendment, dated as of November 6, 2001 and thereafter as modified by the Letter Agreement, dated June 5, 2003 (collectively referred to herein as, the “Agreement”);

WHEREAS, Ethicon and Closure Medical have agreed to amend the Agreement as set forth herein to provide certain additional terms and conditions under which disposable, sterile, single use medical adhesive applicators, developed and manufactured by Closure Medical and identified by Ethicon as the Propen™ applicator and Propen XL™ applicator, will be supplied to Ethicon for use in administering the Dermabond® medical adhesive.

TERMS

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. All capitalized terms not defined herein shall have the definitions given to them in the Agreement.

2. To the extent consistent with this Fourth Amendment, each Single Use Applicator Product shall be treated as a Product under the Agreement.

3. The definition of “Invoice Price” set forth in Article I(W) shall be amended by adding to the end thereof the following:

“W. With respect to the Single Use Applicator Product, the invoice price for a Single Use Applicator Product when shipped by Closure Medical to Ethicon shall be ** per unit for the Propen™ applicator and ** per unit for the Propen XL™ applicator and (B) ** (or ** as the case may be) per unit of each new Single Use Applicator Product; provided, that **. The invoice price for all other new Single Use Applicator Products will be set by mutual agreement of the parties.”

4. New Article I(AR1) shall be added to read in its entirety as follows:

‘“Single Use Applicator Product” shall mean the Dermabond® adhesive application systems of Closure (A) identified by Ethicon as the Propen™ applicator and Propen XL™ applicator and identified in detail in the Specifications attached hereto as Exhibit A, Subsections III as may be amended from time- to time by mutual agreement of the parties and (B) which are developed by Closure as a modification of or improvement to the application systems identified in clause (A) above.”

5. Article IV(B)(1) shall be amended by adding the following to the end:

“The Purchase Price for the initial ** units (** of each Propen™ and Propen XL™ applicators) of the Single Use Applicator Products, which Ethicon (together with its Affiliates) shall order from Closure prior to ** shall be $** per unit for each of the Propen™ and Propen XL™ applicators and ** as Closure Medical begins internal production. For the purposes of clarity, these initial ** units shall not (i) **; (ii) **; or (iii) **.

The Purchase Price for the Single Use Applicator Products ** will be subject to quarterly reconciliations in accordance with Article IV(B)(2) of the Agreement and shall be as set forth below:

(a)	For the period commencing on the ** and ending on **, the Purchase Price will be ** of Ethicon’s ** for the Single Use Applicator Product;

(b)	For the period commencing ** and ending on the later of (i) ** and (ii) the date that Ethicon (together with its Affiliates) has sold, in the aggregate, ** units of Single Use Applicator Product, the Purchase Price will be ** of Ethicon’s ** for the Single Use Applicator Product;

(c)	For the period commencing on the later of (i) ** and (ii) the day after the date that Ethicon (together with its Affiliates) has sold, in the aggregate, ** units of Single Use Applicator Product and up to and including the date that is the later of (i) ** and (ii) the date that Ethicon (together with its Affiliates) has sold, in the aggregate, ** units of Single Use Applicator, the Purchase Price will be ** of Ethicon’s ** for the Single Use Applicator Product; and

(d)	For the period commencing on the later of (i) ** and (ii) the day after the date that Ethicon (together with its Affiliates) has sold, in the aggregate, ** units of Single Use Applicator and ending on the termination of the Agreement, the Purchase Price will be ** of Ethicon’s ** for the Single Use Applicator Product; and

(e)	For each unit of Single Use Applicator Product sold by Ethicon (together with its Affiliates) during the term of this Agreement Ethicon will pay Closure on a country by country basis royalties in accordance with Article IV(D) of the Agreement.

For the purposes of determining the number of units of Single Use Applicator Products sold by Ethicon and its Affiliates ** pursuant to this Section 5 (a)-(e): one Propen™ applicator shall be treated as one unit of Single Use Applicator Product and one Propen XL™ applicator shall be treated as two units of Single Use Applicator Product. Further, for the purpose of calculating the number of aggregate units of Single Use Applicator Product sold, the sales of Single Use Applicator Product made by Ethicon and its Affiliates shall, from and after the effective date of this Amendment, be counted on a cumulative basis.”

6. Article IV(B)(3) shall be amended by adding the following to the end:

“In the event that in the course of the quarterly reconciliation conducted pursuant to Article IV(B)(2), it is determined that the Invoice Price paid for a Single Use Applicator Product, was greater than the applicable Purchase Price for such Single Use Applicator Product in such quarter (“measurement quarter”), then the Invoice Price for such Single Use Applicator Product purchased by Ethicon during the subsequent quarter shall be reduced to the applicable Purchase Price of each Single Use Applicator Product that was determined to apply for the measurement quarter.”

7. Article IV(C)(1) shall be amended by adding the following to the end:

‘For the purposes of calculating Annual Purchase Minimums of Product, the purchase of one Propen™ applicator shall be treated as the purchase of one unit of Product and the purchase of one Propen XL™ applicator shall be treated as the purchase of two units of Product. For the avoidance of any doubt, to calculate whether the Annual Purchase Minimums have been satisfied, the purchases of the Single Use Applicator Products shall be aggregated with purchases of the other applicable Products.”

8. Closure Medical represents and warrants to Ethicon that the representations and warranties made in (IV)(J)(1) subsections (d), (e) and (f) for the Product are true and accurate as of the date of this Third Amendment for the Single Applicator Product and that the representations and warranties in (IV)(J)(1)(g) and (h), as if such related to the entering into of the Fourth Amendment by Closure Medical, are true and accurate. Ethicon represents that the representations and warranties in (IV)(J)(2), as if such related to the entering into of the Fourth Amendment by Ethicon, are true and accurate.

9. Article IV(M) “Insurance” shall be amended by replacing on Exhibit D of the Agreement the reference to ** with**.

10. Except as set forth herein, all terms, provisions and conditions of the Agreement shall remain in full force and effect.

12. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflicts of law rules or principles.

13. This Fourth Amendment may be executed and delivered in any number of separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized officers.

ETHICON, INC.

By:	LINDA C. MORGAN FOR JOE AGRESTA
Name:	Joe Agresta
Title:	World Wide Director Procurement
Date:	March 15, 2004

CLOSURE MEDICAL CORPORATION

By:	DANIEL A. PELAK
Name:	Daniel A. Pelak
Title:	President and Chief Executive Officer
Date:	March 18, 2004

EXHIBIT A

SUBSECTION III

Specifications for the Single Use Applicator Product (Propen and Propen XL)

Product Description

The Closure DERMABOND®™ Applicator is a disposable, sterile, single use applicator for the HVD Dermabond™ medical adhesive. The purpose of the device is to provide easier, more consistent application of the adhesive.

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(See attached Specifications)